Exhibit 99.1

IDEAYA Biosciences Announces Late-Breaker Oral Presentation of IDE397 Phase 1 Expansion Results in MTAP-Deletion Lung and Urothelial Cancer at the 36th Edition of the EORTC-NCI-AACR Symposium

South San Francisco, CA, October 4, 2024– IDEAYA Biosciences, Inc. (Nasdaq:IDYA), a precision medicine oncology company committed to the discovery and development of targeted therapeutics, announced a late-breaking oral presentation of the Phase 1 expansion results of IDE397, a first-in-class, oral, MAT2A inhibitor in methylthioadenosine phosphorylase (MTAP)-deletion urothelial and non-small cell lung cancer (NSCLC) patients at the 36th edition of the EORTC-NCI-AACR Symposium on Molecular Targets and Cancer Therapeutics taking place on October 23 to 25, 2024, in Barcelona, Spain. In addition, IDEAYA will also have additional poster presentations at the EORTC-NCI-AACR Symposium highlighting preclinical data for the MAT2A and PARG programs.

Details for the oral presentation are as follows:

Presenter: Dr. Benjamin Herzberg, MD, Assistant Professor, Columbia University

Title: Phase 1 expansion results of IDE397, a first-in-class, oral, MAT2A inhibitor (MAT2Ai) in MTAP deleted(del) non-small cell lung cancer (NSCLC) and urothelial cancer (UC)

Abstract #: 501 LBA

Session: Plenary Session 7, Late Breaking Abstracts and Proffered Papers: Novel discoveries in drug development

Date and Time: Friday, October 25, 2024 at 3:00pm CEST

Poster presentation details are below:

Author: Garbett, D. et al.

Title: The mechanistic basis of both deep and durable antitumor activity by combinatorial inhibition of MAT2A and PRMT5 in MTAP-deleted tumors

Poster Number: PB204

Session Title: Combination Therapies

Date and Time: Thursday, October 24, 2024, 9:00am - 5:30pm CEST, Exhibition Hall

Author: Munoz, D. et al.

Title: IDE161, a potential first-in-class clinical candidate PARG inhibitor, selectively targets solid tumors with replication stress and DNA repair vulnerabilities

Poster Number: PB337

Session Title: DNA Repair Modulation (e.g. PARP, CHK, ATR, ATM)

Date and Time: Friday, October 25, 2024, 9:00am - 3:00pm CEST, Exhibition Hall

The oral presentation and posters will be available online at https://ir.ideayabio.com/events following the presentations.

About IDEAYA Biosciences

IDEAYA is a precision medicine oncology company committed to the discovery and development of targeted therapeutics for patient populations selected using molecular diagnostics. IDEAYA’s approach integrates capabilities in identifying and validating translational biomarkers with drug discovery to select patient populations most likely to benefit from its targeted therapies. IDEAYA is applying its research and drug discovery capabilities to synthetic lethality – which represents an emerging class of precision medicine targets.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to the timing and content of future presentations. Such forward-looking statements involve substantial risks and uncertainties that could cause IDEAYA’s preclinical and clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the drug development process, including IDEAYA’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, IDEAYA’s ability to successfully establish, protect and defend its intellectual property, and other matters that could affect the sufficiency of existing cash to fund operations. IDEAYA undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of IDEAYA in general, see IDEAYA’s Annual Report on Form 10-K dated February 20, 2024 and any current and periodic reports filed with the U.S. Securities and Exchange Commission.

Investor and Media Contact

IDEAYA Biosciences

Andres Ruiz Briseno

SVP, Head of Finance and Investor Relations

investor@ideayabio.com